UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2015

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4553 Glencoe Avenue, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2015, Global Eagle Entertainment Inc. (the “Company”) and David M. Davis, the Chief Executive Officer of the Company, entered into Amendment No. 1 (the “Amendment”) to the Executive Employment Agreement, dated as of July 9, 2014, by and between Mr. Davis and the Company (the “Agreement”). The Amendment modifies the Agreement to (i) remove the requirement that Mr. Davis establish a permanent residence in the metropolitan area where the Company is headquartered, which is currently Los Angeles, California, by August 1, 2015; (ii) increase Mr. Davis’s base salary from $500,000 per year to $550,000 per year, effective as of January 1, 2015; and (iii) increase the targeted annual performance bonus for Mr. Davis from 75% of his base salary to 100% of his base salary.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Subject to the terms provided by the Amendment, the employment of Mr. Davis will continue to be governed by the Agreement, which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2014 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the Executive Employment Agreement by and between the Company and David M. Davis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

	By:	/s/ Jay Itzkowitz
Dated: April 16, 2015		Name: Jay Itzkowitz
Title: Senior Vice President and General Counsel

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to the Executive Employment Agreement by and between the Company and David M. Davis.